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Exhibit 10.3

Dated                                                 2005

MERCER INTERNATIONAL INC.
as the Ultimate Parent (1)

D&Z HOLDING GMBH
as the Parent (2)

D&Z HOLDING GMBH and others
as Debtors (3)

BAYERISCHE HYPO-UND VEREINSBANK AG
as Agent, Security Agent, Hedging Bank,
Original Lender and Issuing Bank (4)

SHAREHOLDERS' UNDERTAKING
AGREEMENT

Contents

Clause		Page
1	Purpose, definitions and interpretation	3
2	Deferral undertakings	7
3	Subordination	8
4	Finance Parties	10
5	Subordinated Creditors	10
6	Representations of the Ultimate Parent	11
7	Undertakings of the Ultimate Parent	12
8	Continuing obligations	13
9	Benefit of this Agreement	13
10	Further assurance	14
11	Notices and other matters	14
12	Governing law	15
13	Enforcement	15

THIS SHAREHOLDERS' UNDERTAKING AGREEMENT is dated                        2005 and made BETWEEN:

(1)
MERCER INTERNATIONAL INC., a Massachusetts business trust, organised under the laws of the State of Washington, United States of America having its office at 14009 Interurban Avenue, Suite 282, Seattle, Washington 98168, United States of America (the "Ultimate Parent");

(2)
D&Z HOLDING GMBH, (formerly known as Dresden Papier Holding GmbH), a limited liability company incorporated under the laws of the Federal Republic of Germany (Gesellschaft mit beschränkter Haftung), having its registered seat at Königstrasse 5, 01097 Dresden, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Dresden, number HRB 10484 (the "Parent");

(3)
ZELLSTOFF — UND PAPIERFABRIK ROSENTHAL GMBH & CO. KG, a limited partnership established under the laws of the Federal Republic of Germany having its registered seat at Hauptstrasse 16, 07366 Blankenstein, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Gera, number HRA 1607 (the "Original Borrower" or "ZPR KG");

  D&Z BETEILIGUNGS GMBH, (formerly known as Dresden Papier GmbH), a limited liability company incorporated under the laws of the Federal Republic of Germany (Gesellschaft mit beschränkter Haftung) having its registered seat at Königstrasse 5, 01097 Dresden, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Dresden, number HRB 17804 ("D&Z Beteiligung");

  ZPR GESCHÄFTSFÜHRUNGS GMBH (formerly known as LK Einundachtzigste Vermögensverwaltungs GmbH]), a limited liability company incorporated under the laws of the Federal Republic of Germany (Gesellschaft mit beschränkter Haftung) having its registered seat at Hauptstrasse 16, 07366 Blankenstein, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Gera, number HRB 9855 ("ZPRG");

  ZPR BETEILIGUNGS GMBH, a limited liability company incorporated under the laws of the Federal Republic of Germany (Gesellschaft mit beschränkter Haftung) having its registered seat at Hauptstrasse 16, 07366 Blankenstein, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Gera, number HRB 9027 ("ZPR Beteiligung"); and

  ZPR LOGISTIK GMBH, a limited liability company incorporated under the laws of the Federal Republic of Germany (Gesellschaft mit beschränkter Haftung) having its registered seat at Hauptstrasse 16, 07366 Blankenstein, Federal Republic of Germany and registered in the commercial register (Amtsgericht) of Gera, number HRB 7851 ("ZPR Logistik"), the ("Companies"); and

(4)
BAYERISCHE HYPO-UND VEREINSBANK AG, Am Tucherpark 1, 80538 Munich, Federal Republic of Germany as Agent, Security Agent, Hedging Bank, Original Lender and Issuing Bank.

WHEREAS:

On or about the date hereof, inter alia, ZPR KG as Original Borrower (1), Bayersiche Hypo- und Vereinsbank AG as Original Lender as well as in other capacities (2), and certain companies affiliated with ZPR KG as Original Guarantors (3) have entered into a Euro 40,000,000 multi currency revolving credit facility agreement in connection with the financing of the Assignor's business (the "Facility Agreement"), whereby the Lenders have agreed to make available to the Borrower a credit facility on terms and conditions set out therein.

NOW IT IS HEREBY AGREED as follows:

1      Purpose, definitions and interpretation

1.1
Purpose

  The principal purpose of this Agreement is to provide that the Senior Liabilities should rank ahead of the Subordinated Liabilities.

1.2
Definitions

  Words and expressions defined in and/or otherwise subject to the interpretative provisions of the Facility Agreement shall have the same meanings where used in this Agreement, but so that:

  "Available Cash" has the meaning ascribed to it in the Facility Agreement;

  "Bridge Injection" means an injection of cash into the Borrower by a member of the ZPR Group made for the purpose of partially funding the Refinancing in case receipt of proceeds in cash in respect of contributions listed in paragraph (b) to paragraph (d) of the definition of Refinancing is delayed;

  "Debtor Liabilities" means any and all obligations for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent of any of the Subordinated Creditors to the Debtors on any account whatsoever, other than Excluded Amounts;

  "Debtors" means the Parent, each Company and any other member of the ZPR Group that owes or incurs any Subordinated Liabilities;

  "Distribution" means any payment (whether directly or by set-off or otherwise) by or distribution of assets of any Debtor, whether in cash, property, securities or otherwise (including by way of dividend, redemption or purchase of share capital, loan, or payment of interest or principal), other than any payment or distribution in respect of Excluded Liabilities;

  "Excluded Amounts" means (i) the Initial Distribution, (ii) any and all of monies, securities, assets and proceeds in the Shareholder Distribution Account and payments or distributions thereof or therefrom, in whole or in part from time to time or at any time, (iii) Operating Costs payable by a Debtor to a Subordinated Creditor and (iv) Available Cash;

  "Finance Period" means the date from the signing of the Facility Agreement until three Months after the date on which the Agent confirms to the Borrower that all Commitments have been repaid or cancelled in full and that there are no circumstances that could give rise to any obligations of any Finance Party under or in respect of any of the Finance Documents;

  "Financial Covenant Block" means if:

  (a)
  the Leverage Ratio in respect of any twelve months period on any Calculation Date exceeds 2.50:1; and/or

  (b)
  the Interest Cover Ratio in respect of each six months period on any Calculation Date is less than 1.75:1; and/or

  (c)
  the Current Ratio on any Calculation Date is less than 125 per cent;

  "Initial Distribution" means a Distribution to be made by the Borrower to the Shareholder Distribution Account, that:

  (a)
  is made for the purpose of repaying the Bridge Injection; and

  (b)
  is made on or before 11 March 2005;

  "Insolvency Event" means, in respect of any person, any event specified in clause 25.6 (Insolvency) of the Facility Agreement and clause 25.7 (Insolvency and similar proceedings) of the Facility Agreement;

  "Operating Costs" has the meaning ascribed to it in the Facility Agreement;

  "Party" means a party to this Agreement;

  "Permitted Payment" means:

  (a)
  scheduled interest accruing in accordance with the provisions of any Subordinated Agreement (in its form at the date of this Agreement) (and so that current interest shall include any amount of interest compounded or accrued during any period when such interest was prohibited from being paid due to a Stop Notice being issued and outstanding, but, for the avoidance of doubt, no interest that has been rolled-up);and/or

  (b)
  any dividend or other Distribution in respect of any of the Debtors' share capital; and/or

  (c)
  prepayments or repayments in accordance with the provisions of any Subordinated Agreement;

  "Permitted Payment Information" means, in respect of a proposed Permitted Payment:

  (a)
  the latest financial statements (consolidated if available) to be delivered under clause 22.1 (Financial statements) of the Facility Agreement;

  (b)
  the then most recent Compliance Certificate;

  (c)
  in respect of any Permitted Payment other than as set out in part (a) of the definition of "Permitted Payment":

  (i)
  information (received by the Security Agent no less than 7 Business Days prior to the contemplated date of disbursement of such payment and in form and substance satisfactory to the Security Agent) as to the amount and the date of such payment and whether such payment is intended to be paid out immediately or retained in the Shareholder Distribution Account; and

  (ii)
  any other information requested by the Security Agent which is reasonably necessary to enable it to determine compliance with the conditions of clause 2.4 (Permitted payments in respect of Subordinated Liabilities);

  "Permitted Payment Reference Date" means:

  (a)
  in respect of a Permitted Payment not falling within paragraph (b) below, the date (being a Calculation Date) upon which, but for this Agreement, such Permitted Payment would be due and payable under and in accordance with the express terms of the relevant Subordinated Agreement (in its form at the date of this Agreement); and

  (b)
  in respect of a Permitted Payment previously blocked by the restrictions in this Agreement by the occurrence of the circumstances described in part (d) of the definition of "Stop Event" (in respect of which a Stop Notice was issued), the date (being a Calculation Date) by reference to which the relevant Stop Event is to be deemed remedied;

  "Senior Liabilities" means any and all obligations for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent of any of the Debtors or any other member of the ZPR Group owed to the Finance Parties under or in connection with the Finance Documents on any account whatsoever;

  "Stop Event" means any of the following:

  (a)
  a notice has been issued under clause 25.20 (Acceleration) of the Facility Agreement of the Facility Agreement or any of the Senior Liabilities have been otherwise accelerated; or

  (b)
  a Default has occurred in respect of clause 25.1 (Non-payment) of the Facility Agreement; or

  (c)
  as a result of the making of any Permitted Payment listed in part (b) and part (c) of the definition of "Permitted Payment" the aggregate of the Available Facility and cash on hand of the Borrower (excluding any amount standing to the credit of the Shareholder Distribution Account) would be less than EUR 10,000,000;

  (d)
  a Financial Covenant Block has occurred or would occur if (assuming that):

  (i)
  the Permitted Payment Information were actually used to test such financial covenants on such Permitted Payment Reference Date; and

  (ii)
  the relevant Permitted Payment were made on such Permitted Payment Reference Date;

  (e)
  any other Default has occurred in respect of clause 23 (Financial covenants) of the Facility Agreement and has not been cured by subsequent compliance;

  "Stop Notice" means a notice issued by the Security Agent to the Borrower under clause 2.5 (Issue and effect of Stop Notice);

  "Stop Notice Event" means if a Stop Event has occurred and is continuing;

  "Subordinated Agreements" has the meaning ascribed to it in the Facility Agreement;

  "Subordinated Creditor" has the meaning ascribed to it in the Facility Agreement;

  "Subordinated Debt" has the meaning ascribed to it in the Facility Agreement;

  "Subordinated Liabilities" has the meaning ascribed to it in the Facility Agreement, but so that "Subordinated Liabilities" for the purpose of this Agreement, does not include any Excluded Amounts including the right of the Borrower to make payments or distributions to or from the Shareholder Distribution Account.

1.3
Construction

  In this Agreement, unless the context otherwise requires, the provisions of clause 1.2 (Construction) of the Facility Agreement shall apply to this Agreement as if set out herein, mutatis mutandis, but so that:

1.3.1
references to clauses are to be construed as references to the clauses of this Agreement;

1.3.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties;

1.3.3
references to any party in this Agreement shall include their respective successors in title, assignees and/or transferees.

1.4
Dual capacity

  The Parent and certain Companies are party to this Agreement as both Debtors and Subordinated Creditors and each such Party shall owe obligations hereto in both such capacities.

1.5
Language

  This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2    Deferral undertakings

2.1
Subordinated Creditors

  Each Subordinated Creditor hereby undertakes with the Security Agent and the Debtors that, notwithstanding any provision of any of the Subordinated Agreements, it will not at any time during the Finance Period directly or indirectly (and will not permit any of its Subsidiaries to) without the prior written consent of the Security Agent save in respect of a Permitted Payment in accordance with this Agreement and save as in accordance with clause 2.6 (Excluded Amounts) and clause 5.2 (Assignments and transfers of Subordinated Liabilities):

2.1.1
accept payment or repayment, in whole or part, from the Debtors or any other person liable, of any of the Subordinated Liabilities;

2.1.2
take, accept, receive or permit to exist any Security to secure the payment and/or repayment of any of the Subordinated Liabilities;

2.1.3
create any Security over or assign, transfer or otherwise dispose of, any of the Subordinated Liabilities;

2.1.4
take or accept or receive any Distribution in satisfaction (in whole or in part) of the Subordinated Liabilities;

2.1.5
set-off any Subordinated Liabilities against any Debtor Liabilities;

2.1.6
commence any proceedings against any Debtor on any account or take any action for or in respect of the recovery of any of the Subordinated Liabilities or any part thereof (including any action or step with a view to any Insolvency Event in respect of any Debtor);

2.1.7
sue or commence proceedings against a Debtor or seek a resolution or order for the voluntary winding up or dissolution of a Debtor and in any dissolution or winding up of a Debtor;

2.1.8
(without prejudice to clause 2.1.1 to clause 2.1.6 above) accelerate or demand payment or repayment, in whole or part, from the Debtors or any other person liable or put on demand any of the Subordinated Liabilities or call a default or event of default (howsoever defined) (or similar concept) under any of the Subordinated Agreements; or

2.1.9
(without prejudice to the generality of clause 2.1.1 to clause 2.1.8 above) demand, give notice of or accept payment in respect of any dividend or other Distribution in respect of, or the redemption or repurchase of, any of the Debtors' share capital for the time being in issue.

2.2
Debtors

  Each Debtor hereby undertakes with the Security Agent and each of the Subordinated Creditors that, notwithstanding any provision of any of the Subordinated Agreements it will not at any time during the Finance Period directly or indirectly (and will not permit any of its Subsidiaries to) without the prior written consent of the Security Agent save in respect of a Permitted Payment in accordance with this Agreement and save as in accordance with clause 2.6 (Excluded Amounts) and clause 5.2 (Assignments and transfers of Subordinated Liabilities):

2.2.1
pay or repay, purchase or otherwise acquire, or otherwise seek to reduce or redeem, in whole or part, any of the Subordinated Liabilities;

2.2.2
create or permit to exist any Security to secure the payment and/or repayment of any of the Subordinated Liabilities;

2.2.3
make any Distribution in satisfaction (in whole or in part) of the Subordinated Liabilities;

2.2.4
set-off any Subordinated Liabilities against any Debtor Liabilities; or

2.2.5
(without prejudice to the generality of clause 2.2.1 to clause 2.2.4 above) declare, give notice of or pay (i) any dividend, or any money in redemption or purchase of any share capital or make any other Distribution in respect of such share capital to any person.

2.3
Notification of Subordinated Liabilities

  Each Debtor hereby agrees to notify the Security Agent (upon its request) of the outstanding Subordinated Liabilities.

2.4
Permitted Payments in respect of Subordinated Liabilities

  Notwithstanding clause 2.1 (Subordinated Creditors) and clause 2.2 (Debtors) but subject to clause 2.5 (Issue and effect of Stop Notice), each Debtor may make a Permitted Payment by reference to its Permitted Payment Reference Date on any date falling within the period:

2.4.1
in respect of any Permitted Payment referred to in part (a) of the definition of Permitted Payment, beginning on the due date; and

2.4.2
in respect of any other Permitted Payment, beginning on the 7th Business Day after receipt by the Security Agent of the Permitted Payment Information relevant to such Permitted Payment Reference Date and ending two Months after the Permitted Payment Reference Date to which such Permitted Payment Information relates, if (and only if), in each case:

  (a)
  no Stop Event has occurred; and

  (b)
  no Stop Notice has been issued.

2.5
Issue and effect of Stop Notice

2.5.1
The Security Agent shall be entitled to issue a Stop Notice at any time after the occurrence of a Stop Notice Event.

2.5.2
Without limitation to clause 2.4 (Permitted payments in respect of Subordinated Liabilities), no Permitted Payments shall be made after the issue of a Stop Notice until the relevant circumstances specified in the Stop Notice have been cured or waived or the Security Agent by written notice withdraws such Stop Notice (subject to all other provisions of this Agreement and so long as another Stop Notice has not been duly delivered).

2.6
Excluded Amounts

  Notwithstanding any provisions or terms herein, nothing in this Agreement shall prevent the payment or distribution of any Excluded Amounts.

3    Subordination

3.1
Insolvency proceedings

  Upon an Insolvency Event occurring in respect of a Debtor:

3.1.1
the Subordinated Creditors' rights in respect of the Subordinated Liabilities shall be subordinated, as between the Subordinated Creditors and the Finance Parties, in right of payment to the Finance Parties' rights in respect of the Senior Liabilities;

3.1.2
the Subordinated Creditors shall promptly lodge a claim and shall take all reasonable action necessary to preserve the Subordinated Liabilities for the purposes of such proceedings;

3.1.3
the Subordinated Creditors shall instruct the insolvency administrator (Insolvenzverwalter) of such Debtor to pay to the Security Agent for distribution to the Finance Parties any amounts to which the Subordinated Creditors are entitled in such insolvency proceedings; and

3.1.4
each Subordinated Creditor hereby irrevocably:
(a)
authorises and directs (bevollmächtigt und beauftragt) the Security Agent to submit any proof in the name of the Security Agent and/or to instruct the relevant insolvency administrator (Insolvenzverwalter) or other person to make Distributions in accordance with the foregoing; and

(b)
(to the extent necessary) appoints the Security Agent as its attorney (Stellvertreter) to do all acts or things and execute any instruments in its name and on its behalf and furthermore do all that is necessary to give full effect to the matters referred to in clause 3.1.4(a) above, it being understood that this clause 3.1.4(b) only applies to the Ultimate Parent in case of the occurrence of an Insolvency Event in respect of the Parent, and for the purposes of this clause 3.1.4, each Subordinated Creditor, which is incorporated under the laws of the Federal Republic of Germany, hereby releases the Security Agent from the restrictions of section 181 of the German Civil Code (BGB).

3.2
Turnover

  In the event of:

3.2.1
any payment or other Distribution being made to any of the Subordinated Creditors contrary to the provisions of this Agreement; or

3.2.2
any Distribution being made by any Debtor, an insolvency administrator (Insolvenzverwalter) or other person to any of the Subordinated Creditors, rather than to the Security Agent (as required by clause 3.1.3 (Subordination)); or

3.2.3
any of the Subordinated Creditors or a Debtor exercising rights of set-off of the Debtor Liabilities against the Subordinated Liabilities under applicable law; or

3.2.4
any Permitted Payment being made on the basis of financial information contained in any quarterly financial statements and following which the consolidated annual financial statements or report delivered pursuant to clause 22.1 of the Facility Agreement (Financial statements) to clause 22.3 (Requirements as to financial statements) of the Facility Agreement show that such financial information was incorrect and that had such consolidated annual financial statements and report been taken into account rather than such quarterly financial statements then such payment should not have been a Permitted Payment and paid (to the same extent) (assuming that a Stop Notice would have been duly served), the relevant Subordinated Creditor shall forthwith pay to or to the order of the Security Agent:

  (a)
  in the case of clause 3.2.1 above, an amount equal to the Distribution made to such Subordinated Creditor; and/or

  (b)
  in the case of clause 3.2.2 above, an amount equal to the Distributions which shall have been so received by it from the liquidator or such other person; and/or

  (c)
  in the case of clause 3.2.3 above, an amount equal to the sum set-off; and/or

  (d)
  in the case of clause 3.2.4 above, an amount equal to the payment so made to the extent that it would not have been such a Permitted Payment and paid (as referred to in clause 3.2.4 above),

  but so that such Subordinated Creditor shall only be required to make payments under this clause 3.2 up to an aggregate amount equal to the Senior Liabilities and, until such payment to the Security Agent, the relevant Subordinated Creditor will hold such sums on trust (treuhänderisch) in a separate account for the Security Agent. Any such sums so paid to the Security Agent shall:

  (A)
  in case of any Distribution received by the Security Agent in accordance with paragraph (a) above, no Stop Event has occurred and/or no Stop Notice has been issued, be transferred to the relevant Debtor; and

  (B)
  in case of any other receipt, be applied by the Security Agent in such order as is required under the Security Pooling Agreement.

3.3
Realisation of Distributions

  The Security Agent may realise any Distribution in kind received in respect of the Subordinated Liabilities, and may convert any amount received in respect of the Subordinated Liabilities, into a currency in which the relevant Debtor is liable at its spot rate, and the Senior Liabilities shall not be deemed reduced by the Distribution or (as appropriate) amount received until and only to the extent that the realisation or (as appropriate) conversion proceeds are available to be applied towards the Senior Liabilities.

4    Finance Parties

4.1
Granting of time etc.

  The Finance Parties are entitled to grant time, indulgence, waivers or releases, modify, refrain from acting or take any action in respect of any of the Debtors or between themselves whether in respect of the Senior Liabilities or otherwise without prejudice to their respective rights under or in respect of this Agreement.

4.2
Finance Documents

  The Finance Parties are entitled to agree the terms of and to make any amendment or modification to the terms of any of the Finance Documents without having regard to the Subordinated Creditors.

5    Subordinated Creditors

5.1
Subordinated Agreements

5.1.1
The Subordinated Creditors agree to observe and comply with all the terms of the Subordinated Agreements expressed to be binding on them and not to amend or otherwise modify the terms of the Subordinated Agreements without the prior written consent of the Security Agent save for any amendments which would not adversely affect the rights or interests of the Finance Parties or the ranking or subordination arrangements provided for in this Agreement.

5.1.2
The covenants contained in this Agreement shall apply and bind the Parties notwithstanding anything to the contrary or inconsistent with this Agreement in any of the Subordinated Agreements.

5.2
Assignments and transfers of Subordinated Liabilities

  To the extent that a Subordinated Creditor is entitled to assign or transfer or reduce any Subordinated Liability it shall do so in accordance with the terms of the relevant Subordinated Agreement(s) provided that any such assignment or transfer shall be conditional upon the relevant assignee or transferee having first acceded to this Agreement pursuant to an accession agreement in form and substance satisfactory to the Security Agent.

5.3
Finance Documents and Senior Liabilities

  Each of the Subordinated Creditors and each Debtor undertakes not to challenge the validity or enforceability of any of the Finance Documents or the Senior Liabilities.

6    Representations of the Ultimate Parent

6.1
General

6.1.1
The Ultimate Parent makes the representations and warranties set out in this clause 6 to each Finance Party on the date of this Agreement.

6.1.2
The Ultimate Parent acknowledges that the other Finance Parties have entered into this Agreement in reliance on those representations and warranties.

6.2
Status

  It is duly organised as a Massachusetts trust and validly existing under the laws of the State of Washington and it has the power to own its assets and carry on its business as it is being conducted.

6.3
Binding obligations

  The obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations subject to and limited by the provisions of any applicable bankruptcy, insolvency, liquidation, reorganisation, moratorium or other laws of general application from time to time in effect relating to or affecting the creditors' rights and remedies generally.

6.4
Non-conflict with other obligations

  The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

6.4.1
any law or regulation applicable to it;

6.4.2
its constitutional documents; or

6.4.3
any agreement or instrument binding upon it or any of its assets (other than any such agreements, instruments or assets that form part of or are related to the facilities agreements being paid out and discharged by virtue of the Refinancing);

  where, in respect of clause 6.4.1 above or clause 6.4.2 above, such non-performance or conflict might reasonably be expected to have a Material Adverse Effect

6.5
Power and authority

  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

6.6
Validity and admissibility in evidence

  All Authorisations required:

6.6.1
to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

6.6.2
to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

  have been obtained or effected and are in full force and effect.

6.7
Governing law and enforcement

  Subject to the qualifications set out in the legal opinion in respect of the Ultimate Parent delivered to the Agent in accordance with clause 4.1 (Initial conditions precedent) of the Facility Agreement:

6.7.1
the choice of German law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

6.7.2
any judgment obtained in Germany in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

6.8
Permitted Reorganisation

6.8.1
The Permitted Reorganisation has been carried out in accordance with (i) all applicable law, (ii) the Reorganisation Letter and (iii) the Reorganisation Documents.

6.8.2
All Reorganisation Documents have been delivered to the Agent.

6.9
Ownership of the Parent

  It is the sole shareholder of the Parent, owning 100 per cent of the shares in the Parent.

6.10
Consents etc. relating to Permitted Transactions

  All material Authorisations which are required to be obtained by the Parent under any applicable law or regulation for the consummation of each Permitted Transaction (including approval from shareholders, third parties and all applicable competition and anti-trust regulations authorities) have been obtained and are in full force and effect and all conditions of any such Authorisation have been complied with or will be complied with in accordance with their terms.

7    Undertakings of the Ultimate Parent

  The undertakings given by the Ultimate Parent towards the Finance Parties in this clause 7 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

7.1
Reduction of share capital

  It undertakes that it shall not approve the reduction of or permit a Debtor to reduce its share capital unless such reduction is permitted pursuant to clause 2.4 (Permitted Payments in respect of Subordinated Liabilities) or approved by the Security Agent (acting on instructions of the Facility Agent on behalf of the Majority Lenders).

7.2
Voting rights

  It undertakes that it shall refrain from exercising its voting rights and other influence in a way that would not permit a Debtor to fulfil promptly its obligations under the Transaction Documents.

7.3
Ownership

  It undertakes that it shall always, other than with the prior written consent of the Majority Lenders, maintain Control of the Parent and the Borrower.

7.4
Negative pledge

7.4.1
It will not create or permit to subsist any Security over all or any of the shares in respect of the Borrower or create any restriction or prohibition on encumbrances over any such assets.

7.4.2
It will procure that each Obligor complies with clause 24.14 (Negative pledge) of the Facility Agreement.

7.5
Amendments to Transaction Documents

  It undertakes that it shall not agree to any amendment, variation or waiver of or in relation to, any Transaction Document to which it is a party that would materially adversely affect the rights of the Finance Parties under any Finance Document.

7.6
Permitted Reorganisation

  It will procure that all acts and things (including the execution of powers of attorney, assignments or other instruments) as are reasonably required to give effect to the purposes of Permitted Reorganisation are, or will promptly be, done (and do nothing to jeopardise the same).

7.7
Information

  It shall provide such information about the ZPR Group that may be reasonably requested by the Agent.

8    Continuing obligations

8.1
Continuing obligations

  The obligations of each Debtor and the Subordinated Creditors hereunder shall be continuing obligations and shall be and remain fully effective until the end of the Finance Period notwithstanding that none of the Debtors may have any liability to the Security Agent at the time of execution of this Agreement and notwithstanding any intermediate reduction or settlement of the Senior Liabilities or any part of them and notwithstanding any increase in or variation of the Senior Liabilities or any variation, extension or supplement to any Finance Document.

8.2
No waiver

  No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

8.3
Other persons

  Each of the Subordinated Creditors and the Debtors agrees to be bound by this Agreement notwithstanding that any other person intended to execute or to be bound by this Agreement or any document evidencing any other remedy may not do so or may not be effectually bound and notwithstanding that such other document evidencing any other remedy may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent.

9    Benefit of this Agreement

9.1
Transfer and succession

9.1.1
This Agreement shall create rights and obligations not only for the Parties but also for their respective permitted successors.

9.1.2
If any of the Lenders transfers its rights and obligations under the Facility Agreement to any other bank or financial institution, in whole or in part, separately or together, such bank or financial institution shall become a party to this Agreement without any further actions being required as soon as the transfer of the rights and obligations under the Facility Agreement becomes effective. As from such date such bank or financial institution shall be deemed a Finance Party also within the meaning of this Agreement.

9.1.3
This Agreement shall continue to apply in the case of a change of ownership, legal form or universal succession in respect of any Party.

9.2
Accession to this Agreement

  If Subordinated Liabilities are incurred, the Ultimate Parent undertakes to procure that any entity being a party to such arrangement which is not an existing party to this Agreement accedes to this Agreement as a Debtor or Subordinated Creditor, as the case may be, by execution of an accession agreement in form and substance satisfactory to the Security Agent.

9.3
No assignment by the Debtors or the Subordinated Creditors

  (Save, in the case of the Subordinated Creditors, in accordance with clause 5.2 (Assignments and transfers of Subordinated Liabilities)) none of the Subordinated Creditors and the Debtors may assign or transfer any of its rights or obligations under this Agreement.

9.4
Rights of the Debtors

  No Debtor shall have any rights under this Agreement (save for any rights in its capacity as Subordinated Creditor expressly provided for in this Agreement) and none of the undertakings by the Security Agent are given (or shall be so deemed) to or for the benefit of the Debtors save as stated above.

10    Further assurance

  The Subordinated Creditors and the Debtors shall do all acts and things (including the execution of powers of attorney, assignments or other instruments) as are reasonably required to give effect to the purposes of this Agreement (and do nothing to jeopardise the same).

11    Notices and other matters

11.1
Communications in writing, language

11.1.1
Each communication under or in connection with this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, letter or e-mail.

11.1.2
All documents provided under or in connection with this Agreement must be (i) in English, or (ii) if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

11.2
Addresses

  Any communication or document to be made or delivered by the Parties pursuant to this Agreement will (unless the recipient of such communication or document has, by fifteen (15) days' written notice to the Security Agent, specified another address or fax number) be made or delivered to the address set out below.

11.3
Security Agent as attorney (Stellvertreter)

  It is expressly agreed that, where the Security Agent is appointed as attorney (Stellvertreter) for any party to this Agreement, such appointment also applies to the execution of any instrument or any other situation where the Security Agent itself is a Party.

11.4
Partial invalidity

11.4.1
If any provision of this Agreement is or becomes prohibited, invalid or unenforceable, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.4.2
In case of a prohibited, invalid or unenforceable provision the parties shall replace such provision to reflect the economic purpose of the invalid provision as closely as possible.

11.5
Amendments

  Changes to and amendments of this Agreement including this clause 11.4.1 must be made in writing.

11.6
Counterparts

  This Agreement may be executed in any number of counterparts (whether by facsimile or otherwise, but, if by facsimile, with the original signed pages being promptly sent to the Security Agent by prepaid letter (and the Security Agent is hereby authorised to incorporate such pages into bound originals)) and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same agreement.

12    Governing law

  This Agreement is governed by and shall be construed in accordance with the laws of the Federal Republic of Germany.

13    Enforcement

13.1
Jurisdiction of German courts

13.1.1
The courts of Munich, Federal Republic of Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

13.1.2
The Parties agree that the courts of Munich, Federal Republic of Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

13.1.3
This clause 13.1 is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

13.2
Service of process

13.2.1
Without prejudice to any other mode of service allowed under any relevant law, each Subordinated Creditor and each Debtor (other than a Subordinated Creditor or Debtor incorporated in the Federal Republic of Germany):

(a)
irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the courts of Frankfurt/Main, Federal Republic of Germany in connection with any Finance Document; and

  (b)
  agrees that failure by a process agent to notify the relevant Subordinated Creditor or Debtor of the process will not invalidate the proceedings concerned.

13.2.2
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower (on behalf of each Subordinated Creditor and each Debtor) must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

        This Agreement has been executed by each Party the day and year first above written.

EXECUTION PAGE

THE ULTIMATE PARENT
MERCER INTERNATIONAL INC.
By:	/s/ Jimmy S.H. Lee
Address:	Mercer International Inc.
650 West Georgia Street
Suite 2840
P.O Box 11576
Vancouver
British Columbia
V6B 4N8 Canada
Fax:	+1 604 684 1094
Attention:	Chief Financial Officer
THE PARENT
D&Z HOLDING GMBH
By:	/s/ Jimmy S.H. Lee
/s/ Leonhard Nossol
Address:	D&Z Holding GmbH
c/o Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol

THE COMPANIES
ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & CO. KG
By:	/s/ Werner Stueber
/s/ Leonhard Nossol
Address:	Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol
D&Z BETEILIGUNGS GMBH
By:	/s/ Jimmy S.H. Lee
/s/ Leonhard Nossol
Address:	D&Z Beteiligungs GmbH
c/o Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol
ZPR GESCHÄFTSFÜHRUNGS GMBH
By:	/s/ Werner Stueber
/s/ Leonhard Nossol
Address:	ZPR Geschäftsführung GmbH
c/o Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol

ZPR BETEILIGUNGS GMBH
By:	/s/ Werner Stueber
Address:	ZPR Beteligungs GmbH
c/o Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol
ZPR LOGISTIK GMBH
By:	/s/ Werner Stueber
/s/ Leonhard Nossol
Address:	ZPR Logistik GmbH
c/o Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
Hauptstrasse 16
07366 Blankenstein
Federal Republic of Germany
Fax:	+49 (0) 36642 8-2270
Attention:	Mr. Leonhard Nossol
THE AGENT
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Claudia Schmidt
/s/ Frank Segger
Address:	Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 1
80538 Munich
Federal Republic of Germany
Fax:	+49 89 378 - 415 17
Department:	MCS4LA
Attention:	Ms. Jitka Svarc
Email:	jitka.svarc@HVB.de

THE SECURITY AGENT
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Claudia Schmidt
/s/ Frank Segger
Address:	Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 1
80538 Munich
Federal Republic of Germany
Fax:	+49 89 378 - 415 17
Department:	MCS4LA
Attention:	Ms. Jitka Svarc
Email:	jitka.svarc@HVB.de
THE ISSUING BANK
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Claudia Schmidt
/s/ Frank Segger
Address:	Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 1
80538 Munich
Federal Republic of Germany
Fax:	+49 89 378 - 415 18
Department:	MCS 2L P2
Attention:	Mr. Thomas Baier
THE HEDGING BANK
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Claudia Schmidt
/s/ Frank Segger
Address:	Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 1
80538 Munich
Federal Republic of Germany
Fax:	+49 89 378 - 229 97
Department:	FLB2PF
Attention:	Mr. T. Priermeier / Mr. R. Graf
Email:	thomas.priermeier@HVB.de
robert.graf@HVB.de

THE LENDERS
BAYERISCHE HYPO- UND VEREINSBANK AG
By:	/s/ Claudia Schmidt
/s/ Frank Segger
Address:	Bayerische Hypo- und Vereinsbank AG
Am Tucherpark 1
80538 Munich
Federal Republic of Germany
Fax:	+49 89 378 - 275 89
Department:	MCS2P2
Attention:	Mr. Thomas Baier
Email:	thomas.baier@HVB.de

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